EXHIBIT 4.6A



                          PLEDGE AND SECURITY AGREEMENT


                           DATED AS OF APRIL 16, 2004


                                      AMONG


                                DIAMOND JO, LLC,


                     THE OLD EVANGELINE DOWNS CAPITAL CORP.,


                              OED ACQUISITION, LLC,


                          PENINSULA GAMING CORPORATION,


                                       AND


                        THE OLD EVANGELINE DOWNS, L.L.C.,


                                       AND


                   U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE,
                                AS SECURED PARTY.

                                TABLE OF CONTENTS

1.   DEFINITIONS...............................................................2
              1.1   GENERAL DEFINITIONS........................................2
              1.2   DEFINITIONS; INTERPRETATION................................9
2.   GRANT OF SECURITY.........................................................9
              2.1   GRANT OF SECURITY..........................................9
              2.2   CERTAIN LIMITED EXCLUSIONS................................10
              2.3   INTERCREDITOR AGREEMENT...................................11
3.   SECURITY FOR OBLIGATIONS.................................................11
              3.1   SECURITY FOR OBLIGATIONS..................................11
              3.2   OBLIGATIONS REMAIN........................................11
4.   REPRESENTATIONS AND WARRANTIES AND COVENANTS.............................12
              4.1   GENERALLY.................................................12
              4.2   EQUIPMENT AND INVENTORY...................................15
              4.3   RECEIVABLES CONTRACTS.....................................16
              4.4   INVESTMENT RELATED PROPERTY...............................19
              4.5   INTELLECTUAL PROPERTY.....................................20
              4.6   COMMERCIAL TORT CLAIMS....................................21
              4.7   JUDGMENTS.................................................21
5.   FURTHER ASSURANCES; ADDITIONAL DEBTORS...................................21
              5.1   FURTHER ASSURANCES........................................21
              5.2   ADDITIONAL DEBTORS........................................23
6.   ATTORNEY-IN-FACT.........................................................23
              6.1   POWER OF ATTORNEY.........................................23
              6.2   NO DUTY ON THE PART OF SECURED PARTY......................24
7.   REMEDIES.................................................................24
              7.1   GENERALLY.................................................24
              7.2   LOUISIANA REMEDIES........................................26
              7.3   APPLICATION OF PROCEEDS...................................27
              7.4   INVESTMENT RELATED PROPERTY...............................27
              7.5   INTELLECTUAL PROPERTY.....................................27
              7.6   CASH PROCEEDS.............................................29
              7.7   REGULATORY MATTERS........................................29
8.   CONTINUING SECURITY INTEREST; TRANSFER OF NOTES..........................29
9.   STANDARD OF CARE; SECURED PARTY MAY PERFORM..............................30
10.  INDEMNITY................................................................30
11.  MISCELLANEOUS............................................................30
              11.1     NOTICES................................................30
              11.2     EXPENSES...............................................30
              11.3     SUBROGATION............................................31
              11.4     DEBTOR WAIVERS.........................................31
              11.5     AMENDMENTS AND WAIVERS.................................32
              11.6     SUCCESSORS AND ASSIGNS.................................32
              11.7     INDEPENDENCE OF COVENANTS..............................32
              11.8     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                       AGREEMENTS.............................................32


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

              11.9     NO WAIVER; REMEDIES CUMULATIVE.........................32
              11.10    SEVERABILITY...........................................33
              11.11    HEADINGS...............................................33
              11.12    APPLICABLE LAW.........................................33
              11.13    SUBMISSION TO JURISDICTION.............................33
              11.14    COUNTERPARTS...........................................33
              11.15    GAMING LAWS............................................33
              11.16    EFFECTIVENESS..........................................34
              11.17    ENTIRE AGREEMENT.......................................34
              11.18    THE MORTGAGES..........................................34
              11.19    INDENTURE CONTROLS.....................................35
              11.20    TRUST INDENTURE ACT CONTROLS...........................35


SCHEDULE I --     DILIGENCE CERTIFICATE

Exhibit A     Supplement to Security Agreement
Exhibit B     Control Agreement (Securities Accounts)
Exhibit C     Control Agreement (Deposit Accounts)



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

     This PLEDGE AND SECURITY AGREEMENT, dated as of April 16, 2004 (this "AGREEMENT"), among Diamond Jo, LLC, a Delaware limited liability company ("DJL"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with DJL, the "ISSUERS"), OED Acquisition, LLC, a Delaware limited liability company ("OEDA"), Peninsula Gaming Corporation, a Delaware corporation ("PG CORP."), The Old Evangeline Downs, L.L.C., a Louisiana limited liability company ("OED"), and each additional Guarantor (as defined in the Indenture referred to below) and Issuer (as defined in the Indenture) from time to time party hereto pursuant to Section 5.2 (the Issuers, OEDA, PG Corp., OED and each such additional Guarantor and Issuer, each a "DEBTOR" and collectively, the "DEBTORS"), and U.S. Bank National Association, as Trustee (together with any successor Trustee pursuant to the terms of the Indenture, the "SECURED PARTY"), acting in the capacity of collateral agent for the benefit of itself and the Holders.

                                R E C I T A L S:

     WHEREAS, the Debtors and the Secured Party, have entered into an Indenture, dated as of April 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Issuers incurred indebtedness for certain notes (such notes, together with all additional notes and all other notes issued thereunder in exchange for such notes and additional notes, the "NOTES") and the other Debtors have guaranteed the payment of the Notes and the other Obligations thereunder;

     WHEREAS, each Issuer desires to secure the Notes and its other Obligations under the Indenture and each other Debtor desires to secure its guarantee under the Indenture by granting to the Secured Party, for the benefit of itself and the Holders, security interests in the Collateral as set forth herein;

     WHEREAS, certain of the Debtors, Wells Fargo Foothill, Inc. and certain other financial institutions have entered into those certain Loan and Security Agreements dated as of February 23, 2001, June 24, 2003 and September 22, 2003 (in each case, as amended, restated, supplemented, replaced or otherwise modified from time to time, collectively, the "CREDIT AGREEMENT");

     WHEREAS, the Secured Party, the Credit Facility Secured Party and Debtors have entered into that certain Intercreditor Agreement, dated as of April 16, 2004 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), which agreement, among other things, sets forth, as between the Secured Party and the Credit Facility Secured Party, the relative priority of their respective Liens in the Collateral and their rights with respect thereto;

     WHEREAS, each Debtor (other than Company) is a Subsidiary of the Company and will benefit from the proceeds of the Notes; and

     WHEREAS, to induce the Initial Purchaser to purchase the Notes, each Holder to hold the Notes to be held by it and U.S. Bank National Association to act in its capacity as the Secured Party, each Debtor desires to pledge, grant, transfer, and assign to the Secured Party, for its benefit and the benefit of the Holders, a security interest in the Collateral to secure the Secured Obligations of such Debtor, as provided herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Debtor and the Secured Party agree as follows:


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

1.   DEFINITIONS

     1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

          "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivables Contract or any Supporting Obligation related thereto.

          "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

          "AGREEMENT" shall have the meaning set forth in the preamble.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "CASH PROCEEDS" shall mean all proceeds of any Collateral received by any Debtor consisting of cash, checks and other near-cash items.

          "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Revised Article 9 of the UCC.

          "COLLATERAL" shall have the meaning set forth in Section 2.1 hereof.

          "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

          "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

          "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule E of the Diligence Certificate (as such schedule may be amended or supplemented from time to time).

          "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule A of the Diligence Certificate under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

          "COMPANY" shall mean (i) until Peninsula Gaming, LLC, a Delaware limited liability company ("PGLLC"), shall become a party hereto pursuant to
Section 5.2, DJL and (ii) thereafter, PGLLC.

          "CONTROLLED  FOREIGN   CORPORATION"  shall  mean  "controlled  foreign
corporation" as defined in the Tax Code.

          "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time).

          "COPYRIGHTS" shall mean all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the applications referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time),
(ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

          "CREDIT FACILITY SECURED PARTY" shall mean, as the context may require, all or any of the Senior Lien Creditor Representatives (as defined in the Intercreditor Agreement).

          "DEPOSIT ACCOUNTS" shall mean all (i) "deposit accounts" as defined in
Article 9 of the UCC and (ii) shall include, without limitation, all other accounts listed on Schedule A under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

          "DILIGENCE CERTIFICATE" shall mean the Pre-Closing UCC Diligence Certificate dated as of the date of this Agreement and executed by each Debtor.

          "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

          "EQUIPMENT"  shall mean:  (i) all  "equipment"  as defined in the UCC,
(ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) slot machines, electronic gaming devices and related equipment and
(iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

          "GAMING AUTHORITY" shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Louisiana Gaming Control Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

          "GAMING LAWS" shall mean the gaming laws of any jurisdiction or jurisdictions to which the Company, any of its Subsidiaries or any of the Guarantors is, or may at any time after the date hereof, be subject.

          "GAMING LICENSE" shall mean every license, franchise, permit or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including without limitation, all such licenses granted under the Louisiana Video Draw Poker Devices Control Act or the Louisiana Pari-Mutuel Live Racing Facility Economic Redevelopment and Gaming Control Act (Slots at the Track) and regulated under the Louisiana Gaming Control Law, the regulations promulgated pursuant to each such law, and other applicable federal, state, foreign or local laws.

          "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC) and exclude all Gaming Licenses held by a Debtor.

          "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

          "GOVERNMENTAL AUTHORITY" shall mean any agency, authority, board, bureau, commission, department, office, public entity, or instrumentality of any nature whatsoever of the United State federal or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, any Racing Authority or Gaming Authority.

          "INDEMNITEE" shall mean the Secured Party, and its and its Affiliates' officers, directors, employees and agents, and including, if the Secured Party or its agent is a partnership, its partners, and if the Secured Party or its agent is a trust, its trustee.

          "INDENTURE" shall have the meaning set forth in the preamble.

          "INDENTURE DOCUMENTS" shall mean the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Debtors pursuant to the Indenture or any of the foregoing, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

          "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

          "INSURANCE" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof) and (ii) any key man life insurance policies.

          "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

          "INVENTORY"  shall mean: (i) all "inventory" as defined in the UCC and
(ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Debtor's business; all goods in which any Debtor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Debtor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).


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

          "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC); (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Deposit Accounts, Securities Accounts, Commodities Accounts and certificates of deposit.

          "LEGAL REQUIREMENTS" means all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and environmental laws and regulations, all applicable Racing Laws,
Gaming Laws and applicable regulations, and all other applicable laws, ordinances, rules, regulations, judicial decisions, administrative orders and other requirements of any Governmental Authority having jurisdiction over any Debtor, the Collateral and/or any Affiliate of such Debtor, in effect either at the time of execution of this Agreement or at any time during the term hereof.

          "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in the UCC.

          "MATERIAL COLLATERAL CONTRACT" shall mean any contract or other arrangement to which any Debtor is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "MONEY" shall mean "money" as defined in the UCC.

          "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time).

          "PATENTS" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, including, but not limited to each patent referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time), and with respect to any and all of the foregoing, (i) all applications therefore including, without limitation, the patent applications referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (ii) all inventions and improvements described therein, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

          "PAYMENT INTANGIBLE" shall have the meaning specified in the UCC.

          "PLEDGED DEBT" shall mean all Indebtedness owed to such Debtor, including, without limitation, all Indebtedness described on Schedule A of the Diligence Certificate under the heading "Pledged Debt and Instruments" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

          "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.


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

          "PLEDGED LLC INTERESTS" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule A of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Debtor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

          "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule A of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Debtor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

          "PLEDGED TRUST INTERESTS" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule A of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Debtor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

          "PLEDGED STOCK" shall mean all shares of capital stock owned by such Debtor, including, without limitation, all shares of capital stock described on Schedule A of the Diligence Certificate (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Debtor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

          "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          "RACING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Louisiana State Racing Commission and any other agency with authority to regulate any pari-mutuel wagering operation (or proposed pari-mutuel wagering operation), including operations at live horse racing and off-track betting facilities, owned, managed or operated by the Company or any of its Subsidiaries.


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

          "RACING LAW" means the pari-mutuel wagering laws, including those governing operations at live horse racing and off-track betting facilities, of any jurisdiction or jurisdictions to which the Company, any of its Subsidiaries or any of the Guarantors is, or may at any time after the date hereof, be subject.

          "RACING LICENSE" means any license, permit, franchise or other authorization required to own, lease, or operate or otherwise conduct racing activities, including pari-mutuel wagering activities, of the Company and its Subsidiaries, including, without limitation, all such licenses granted under the Louisiana horse racing and off-track betting statutes and regulated by the regulations promulgated pursuant to such statutes, and other Legal Requirements, including all applicable liquor and tobacco permits.

          "RECEIVABLES CONTRACTS" shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC; together with all of such Debtors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records; provided, however, that Receivables Contracts shall not include any Investment Related Property.

          "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables Contracts, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables Contracts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables Contracts, whether in the possession or under the control of Debtor or any computer bureau or agent from time to time acting for Debtor or otherwise, (iii) all evidences of the filing of UCC financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

          "RECORD" shall have the meaning specified in Article 9 of the UCC.

          "SECURED OBLIGATIONS" shall have the meaning set forth in Section 3.1 hereof.

          "SECURED PARTY" has the meaning set forth in the preamble.

          "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule A under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

          "SOFTWARE EMBEDDED IN GOODS" means, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

          "SUPPLEMENT TO SECURITY AGREEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

          "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in the UCC.

          "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

          "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time).

          "TRADEMARKS" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time).

          "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned by or used in, the business of such Debtor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the priority of security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

     1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2.   GRANT OF SECURITY

     2.1 GRANT OF SECURITY. Subject to applicable Gaming Laws, each Debtor hereby grants to the Secured Party a security interest and continuing lien on all of such Debtor's right, title and interest in, to and under all property of such Debtor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (such Debtor's "COLLATERAL"):

            (i)   Accounts;

            (ii) Chattel Paper, together with all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to chattel paper, and all property and goods both now owned and hereafter acquired by the Debtors which are sold, leased, secured, or the subject of or otherwise covered by, the Debtors' Chattel Paper, together with all reversionary rights embodied therein and all other rights incident to such property and goods;

            (iii) Documents;

            (iv) Goods (including Documents Representing Goods and Software Embedded in Goods);

            (v)   Instruments;

            (vi)  Insurance;

            (vii) Intellectual Property;

            (viii) Investment Related Property;

            (ix)  judgments;

            (x)   Letter of Credit Rights;

            (xi)  Money;

            (xii) Receivables Contracts and Receivable Records;

            (xiii) Commercial Tort Claims;

            (xiv) to the  extent  not  otherwise  included  above,  all  General
                  Intangibles, Material Collateral Contracts and other personal property of any kind;

            (xv)  to the extent not otherwise  included  above,  all  Collateral
                  Records,   Collateral   Support  and  Supporting   Obligations
                  relating to any of the foregoing; and

            (xvi) to the extent not  otherwise  included  above,  all  Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

     2.2 CERTAIN LIMITED EXCLUSIONS. (a) Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Debtor shall be deemed to have granted a security interest in, any of such Debtor's right, title or interest in: (i) any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of any Debtor therein or if such a grant, under the terms of such Intellectual Property license, contract or agreement results in a breach or termination of the terms of, or constitutes a default under or termination of any such Intellectual Property license, contract or agreement (other than to the extent that the terms under such Intellectual Property license, contract or agreement that restricts such grant would be rendered ineffective pursuant to Section 9-406 or 9-408 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (ii) any license, contract, agreement, lease, Permit or other assets or property to which such Debtor is a party or any of its rights or interests thereunder, including, without limitation, with respect to any Pledged Partnership Interests or any Pledged LLC Interests, to the extent, but only to the extent, that such a grant, under the terms of such license, contract, agreement, lease, Permit or other assets or property (including, without limitation, any partnership agreements or any limited liability company agreements), or otherwise, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract, agreement, lease, Permit or other assets or property, without the consent of third parties that has not been obtained (including applicable Gaming Authorities, Racing Authorities, liquor agencies and authorities and other Governmental Authorities) (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406 or 9-408 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity); provided, that each Debtor agrees to use all commercially reasonable efforts (which shall not require the payment of cash to, or the reimbursement of fees and expenses of, the consenting party or the making of any material concessions under any such license, contract, agreement, lease, Permit or other assets or property (including, without limitation, any partnership agreements, any limited liability company agreements or any of the parcels of the Warner Land that are subject to the mortgage granted by OED to the seller of such land)) to obtain all requisite consent to enable such Debtor to provide a security interest in such asset and, in any event, immediately upon the ineffectiveness, lapse or termination of any such provision of any such license, contract, agreement, lease, Permit or other assets or property, the Collateral shall include, and such Debtor shall be deemed to have granted a security interest in, all such rights and interests in, under or with respect to such license, contract, agreement, lease, Permit or other assets or property as if such provision had never been in effect; (iii) in any of the outstanding capital stock of any Controlled Foreign Corporation in excess of 65% of the total combined voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided, however, that if the Company is able to receive an opinion of counsel nationally recognized in tax matters to the effect that the pledge of such excess will not result in an income inclusion under section 951 et. seq. of the Code, the Collateral shall include, and the applicable Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock of such Controlled Foreign Corporation; (iv) any assets securing FF&E Financing, Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under the Indenture to the extent acquired or refinanced with the proceeds of such FF&E Financing, Purchase Money Obligations and Capital Lease Obligations; (v) any Gaming License or Racing License; (vi) the lease for the Company's off-track betting operations at New Iberia, Louisiana or any other leases of off-track betting parlors operated by the Company in any other location in the future; (vii) FF&E to the extent securing FF&E Financing permitted under the Indenture; (viii) any motor vehicles; (ix) any cash (other than cash deposited in deposit accounts); or (x) OEDA's rights under or in respect of the Management Services Agreement and proceeds thereof (including fees paid to OEDA pursuant thereto).

     2.3 INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the relative rights and remedies of the Secured Party hereunder and the Credit Facility Secured Party shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect, and in the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

3.   SECURITY FOR OBLIGATIONS

     3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) (and any successor provision thereof)), of all obligations and liabilities of every nature of each Debtor now or hereafter existing under the Indenture Documents to which such Debtor is a party (all such obligations and liabilities being the "SECURED OBLIGATIONS").

     3.2 OBLIGATIONS REMAIN. Notwithstanding anything herein to the contrary,

          (a) each Debtor shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

          (b) the exercise by the Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral until title or all rights thereto has been transferred from such Debtor in accordance with such contracts or agreements; and

          (c) the Secured Party shall not have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests or any other contracts and agreements included in the Collateral by reason of this Agreement or any other Security Document, nor shall the Secured Party be obligated to assume or perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder by reason of this Agreement or any other Security Document.

4.   REPRESENTATIONS AND WARRANTIES AND COVENANTS

     4.1 GENERALLY.

          (a) Representations and Warranties. Each Debtor hereby represents and warrants, on the Issue Date, that:

            (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including, without limitation, liens arising as a result of such Debtor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

            (ii) it has indicated in Section I of the Diligence Certificate (as such schedule may be amended or supplemented from time to time): (w) the taxpayer identification number of such Debtor and the organization identification number of such Debtor, if any, provided by the Secretary of State of such Debtor's state of organization, (x) the type of organization of such Debtor,
                  (y) the jurisdiction of organization of such Debtor and (z) the jurisdiction where the chief executive office or its sole place of business, as the case may be, is, and for the five
                  (5)-year period preceding the date hereof has been, located.

            (iii) the full legal name of such  Debtor is as set forth in Section
                  I of the Diligence Certificate and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth in Section I of the Diligence Certificate (as such schedule may be amended or supplemented from time to time);

            (iv) the names of all companies with which such Debtor has merged or consolidated in the last five (5) years, together with the dates of such mergers or consolidations are set forth in
                  Section I of the Diligence Certificate;

            (v) the location(s) at which such Debtor has kept or maintained Equipment or Inventory in the last five (5) years that is Collateral under this Agreement is set forth in Section II of the Diligence Certificate;

            (vi) such Debtor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore or concurrently with the delivery hereof been terminated;

            (vii) the  security   interests   granted  by  each  Debtor  in  the
                  Collateral   of  such  Debtor  to  Secured   Party   hereunder
                  constitute valid security interests in such Collateral securing the payment of the Secured Obligations of such Debtor, and upon the filing of all UCC financing statements naming such Debtor as "debtor" and the Secured Party as "secured party" and describing such Collateral in the filing offices set forth opposite such Debtor's name in Section I of the Diligence Certificate (as such section may be amended or supplemented from time to time) and, to the extent not subject to Article 9 of the UCC, upon the recordation of the security interest granted hereunder in Patents, Trademarks and Copyrights in the applicable patent, trademark and copyright registries (including the United States Patent and Trademark Office and the United States Copyright Office), and the registration of all unregistered Copyrights and other filings delivered by such Debtor, the security interests granted to the Secured Party hereunder constitute perfected Liens (subject in the case of priority only to Permitted Liens) on all such Collateral (other than Collateral constituting goods covered by certificates of title, Money, deposit accounts, Letter of Credit Rights and insurance policies);

            (viii)all actions,  consents and  approvals,  including all filings, notices, registrations and recordings necessary for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained except to the extent any actions, consents or approvals are required (A) in the case of any action, to be performed by the Secured Party or (B) under applicable Gaming Laws, the Intercreditor Agreement or any Intellectual Property license, contract or agreement;

            (ix) other than the UCC financing statements filed in favor of the Secured Party, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) UCC financing statements for which proper termination statements have been delivered to the Secured Party for filing and (y) UCC financing statements filed in connection with Permitted Liens;

            (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Debtor of the Liens purported to be created in favor of the Secured Party hereunder or (ii) the exercise by Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities, (C) to the extent any authorizations, consents or approvals are required under applicable Gaming Laws, the Intercreditor Agreement or any Intellectual Property license, contract or agreement and (D) to the extent any actions are required to be performed by the Secured Party;

            (xi) all written information supplied by any Debtor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

            (xii) none of the  Collateral  constitutes,  or is the  Proceeds of,
                  "farm products" (as defined in the UCC).

          (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that until the Secured Obligations have been paid in full:

            (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens;

            (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

            (iii) it  shall  (A)  not  change  such  Debtor's  name,   identity,
                  corporate structure, sole place of business or chief executive office, as the case may be, or jurisdiction of organization unless it shall have (1) notified the Secured Party in writing, by executing and delivering to the Secured Party a completed Supplement to Security Agreement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any such change, identifying such new proposed name, identity, corporate structure, sole place of business or chief executive office, as the case may be, or jurisdiction of organization and providing such other information in connection therewith as the Secured Party may reasonably request or (2) taken all actions necessary or advisable to maintain the continuous validity and perfection of the Secured Party's security interest in the Collateral intended to be granted and agreed to hereby and (B) notify the Secured Party of any tradename established by such Debtor within thirty (30) days following such establishment;

            (iv) upon such Debtor or any officer of such Debtor obtaining knowledge of any event not generally known to the public at large, it shall promptly notify the Secured Party in writing of any such event that could reasonably be expected to have a material adverse effect on (A) the value of a significant portion of the Collateral, (B) the ability of any Debtor or the Secured Party to dispose of the Collateral or any significant portion thereof pursuant to applicable law or agreements that could reasonably be expected to affect such ability or (C) the rights and remedies of the Secured Party in relation to the Collateral or any significant portion thereof, including, without limitation, the levy of any legal process against the Collateral or any significant portion thereof;

            (v) it shall use commercially reasonable efforts (which shall not require the payment of cash to, or the reimbursement of fees and expenses of, such landlord or the making of any material concessions under any such lease) to deliver to the Secured Party landlord consents, to the extent it occupies and has business activities on any premises as a lessee under a lease, executed by the landlord in respect of such lease the effect of which would subordinate the claims of such landlord to the Liens created under this Agreement and enable the Secured Party to access such premises without delay for the purpose of enforcing such Liens; and

            (vi) it shall, on request of the Secured Party, cause other Persons (including without limitation those in possession of any Collateral) to execute and deliver in favor of the Secured Party acknowledgments, consents and control agreements necessary, or desirable and commercially reasonable in furtherance of the purposes of this Agreement. All matters shall be in form and substance reasonably acceptable to the Secured Party and shall be at such Debtor's cost.

     4.2 EQUIPMENT AND INVENTORY.

          (a)  Representations  and  Warranties.   Each  Debtor  represents  and
warrants, on the Issue Date, that:

            (i) all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule C of the Diligence Certificate; and

            (ii) any Goods now or hereafter produced by any Debtor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          (b) Covenants and Agreements. Each Debtor covenants and agrees that:

            (i) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Secured Party or the Credit Facility Secured Party or any other holder or representative of a holder of a Permitted Lien; and

            (ii) if any Equipment or Inventory is in possession or control of any third party (other than the Credit Facility Secured Party), it shall join with the Secured Party in notifying the third party of the Secured Party's security interest and use its commercially reasonable efforts (which shall not require the payment of cash to, or the reimbursement of fees and expenses of, such third party or the making of any material concessions under any contract or agreement relating to such Equipment or Inventory) in obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Secured Party and other holders of Permitted Liens.

     4.3 RECEIVABLES CONTRACTS. Covenants and Agreements: Each Debtor hereby covenants and agrees that until the Secured Obligations have been paid in full, it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables Contracts.

     4.4 INVESTMENT RELATED PROPERTY.

          (a) Representations and Warranties. Each Debtor hereby represents and warrants, on the Issue Date, that:

            (i) Schedule A of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) sets forth all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Debtor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

            (ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens;

            (iii) without  limiting  the  generality  of Section  4.1(a)(v),  no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation or perfection of the security interest of the Secured Party in any Pledged Equity Interests or the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

            (iv) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the UCC of any jurisdiction;

            (v) Schedule A of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Debtor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Debtor;

            (vi) Schedule A of the Diligence Certificate sets forth under the headings "Securities Accounts," "Deposit Accounts," and "Commodities Accounts," respectively, all of the Securities Accounts, Deposit Accounts and Commodities Accounts in which the each Debtor has an interest. Each Debtor is the sole entitlement holder of each such Securities Account, Deposit Account and Commodities
                  Account, and such Debtor has not consented to, and is not otherwise aware of, any Person having "control" (as defined in the UCC) over, or any other interest in, any such Securities Account, Deposit Account or Commodity Account, or any securities or other property credited thereto; and

            (vii) The Secured Party has valid and enforceable control agreements with all Persons with whom each Debtor has Deposit Accounts or with all securities intermediaries maintaining any Securities Accounts of, or on behalf of, such Debtor. As to other Collateral in which perfection of a security interest may be obtained by control, all actions have been taken so as to ensure that the Secured Party has control of such Collateral, other than as permitted hereby in the absence of an Event of Default.

          (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that until the Secured Obligations have been paid in full:

            (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Secured Party a completed Supplement to Security Agreement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Secured Party shall attach to all Investment Related Property immediately upon any Debtor's acquisition of rights therein and shall not be affected by the failure of any Debtor to deliver a supplement to Schedule A of the Diligence Certificate as required hereby;

            (ii) except as provided in the next sentence, in the event such Debtor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Debtor shall immediately take all steps, if any, necessary, or advisable and commercially reasonable to ensure the validity and perfection of the Secured Party over such Investment Related Property (including, without limitation, delivery thereof to the Secured Party);

            (iii) it  shall  comply  with  all  of  its  obligations  under  any partnership or limited liability company agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property related to Persons that are not Guarantors;

            (iv) each Debtor consents to the grant by each other Debtor of a security interest in all Investment Related Property to the Secured Party and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Secured Party or its nominee following an Event of Default and to the substitution of the Secured Party or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto;

            (v) with respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit B hereto pursuant to which the securities intermediary shall agree to comply with the Secured Party's "entitlement orders" without further consent by such Debtor. With respect to any Investment Related Property that is a "Deposit Account", it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit C hereto, pursuant to which the Secured Party shall have both sole dominion and control over such Deposit Account and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Such Debtor shall have entered into such control agreement or agreements with respect to: (i) any
                  Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Issue Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Issue Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts; and

            (vi) with respect to any Investment Related Property in which it currently has rights, it shall have complied with the provisions of this Section on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Debtor it shall comply with the provisions of this Section immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Secured Party. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Secured Party, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the
                  UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to register the Secured Party as the registered owner thereof on the books and records of the issuer.

          (c) Voting and Distributions.

            (i) So long as no Event of Default shall have occurred and be continuing, and subject to applicable Gaming Laws, each Debtor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture.

            (ii) Upon the occurrence and during the continuation of an Event of Default subject to Section 7.7:

                  (A) all rights of each Debtor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                  (B) in order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Debtor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (2) each Debtor acknowledges that the Secured Party may utilize the power of attorney set forth in Section 6.

      4.5 INTELLECTUAL PROPERTY.

          (a) Representations and Warranties. Except as disclosed in Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time), each Debtor hereby represents and warrants, on the Issue Date, that:

            (i) Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all active United States and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Debtor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of such Debtor;

            (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed as "owned" by such Debtor on Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on

                  Schedule B of the Diligence Certificate (as each may be amended or supplemented from time to time);

            (iii) to each Debtor's knowledge, all Intellectual Property is valid and enforceable;  no holding,  decision,  or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Debtor's right to register, or such Debtor's rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Debtor's knowledge, threatened;

            (iv) all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of each Debtor, and none of the Trademarks, Patents, Copyrights or Trade Secret Collateral has been licensed by any Debtor to any affiliate or third party, except as disclosed on Schedule B of the Diligence Certificate (as each may be amended or supplemented from time to time); and

            (v) there is no effective UCC financing statement or other document or instrument now executed, or on file or recorded in any public office that has not been released or terminated, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Secured Party.

          (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that until the Secured Obligations have been paid in full:

            (i) it shall promptly (but in no event more than thirty (30) days after any Debtor obtains knowledge thereof) report to the Secured Party (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Debtor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Secured Party a completed Supplement to Security Agreement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

            (ii) it shall, promptly upon the reasonable request of the Secured Party, execute and deliver to the Secured Party any document required to acknowledge, confirm, register, record, or perfect the Secured Party's interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

            (iii) it shall hereafter use commercially  reasonable efforts (which shall not require the payment of cash to, or the reimbursement of fees and expenses of, the counterparty to any such contract or the making of any material concessions under any such contract) so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Debtor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

      4.6 COMMERCIAL TORT CLAIMS.

          (a) Representations and Warranties. Each Debtor hereby represents and warrants, on the Issue Date, that Schedule E of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Debtor.

          (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that until the Secured Obligations have been paid in full, with respect to any Commercial Tort Claim hereafter arising it shall deliver to the Secured Party a completed Supplement to Security Agreement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

      4.7 JUDGMENTS.

          (a) Representations and Warranties. Each Debtor hereby represents and warrants, on the Issue Date, that Schedule E of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) sets forth all judgments in favor of each Debtor.

          (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that until the Secured Obligations have been paid in full, with respect to any judgment hereafter arising in its favor it shall deliver to the Secured Party a completed Supplement to Security Agreement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new judgments unless such Debtor was incorporated or formed under the laws of Louisiana, in which case, such Debtor shall deliver to the Secured Party a completed security agreement having terms consistent with the terms hereof, together with all Supplements to Schedules thereto, identifying such new judgments, which new security agreement shall be governed by Louisiana law.

5.    FURTHER ASSURANCES; ADDITIONAL DEBTORS

      5.1 FURTHER ASSURANCES.

          (a) Each Debtor agrees that from time to time until the Secured Obligations have been paid in full, at the expense of such Debtor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or desirable and commercially reasonable, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Debtor shall:

            (i) execute and file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, in order to perfect and preserve the security interests granted or purported to be granted hereby;

            (ii) take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual
                  Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

            (iii) at any  reasonable  time,  upon request by the Secured  Party, exhibit the Collateral to and allow inspection of the Collateral by the Secured Party, or persons designated by the Secured Party; and

            (iv) at the Secured Party's reasonable request and subject to the Intercreditor Agreement, appear in and defend any action or proceeding that may affect the Secured Party's security interest in all or any part of the Collateral.

          (b) Each Debtor hereby authorizes the Secured Party to file, until the Secured Obligations have been paid in full, a Record or Records, including, without limitation, UCC financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Party herein. Such UCC financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein, including, without limitation, describing such property as "all assets other than the excluded assets" or other substantially similar descriptions. Each Debtor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          (c) Each Debtor hereby authorizes the Secured Party to modify this Agreement after obtaining such Debtor's approval of or signature to such modification by amending Schedule B of the Diligence Certificate (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Debtor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Debtor no longer has or claims any right, title or interest

          (d) Unless (i) the  Secured  Party  shall have  failed to comply  with
Section 9-513(c) of the UCC with respect to any Debtor, (ii) otherwise permitted under Section 4.1(b)(iii)(b) to ensure the continued effectiveness of any UCC financing statement relating to such Debtor or (iii) otherwise required under
Section 5.1(a) to ensure the continued effectiveness of any UCC financing statement relating to such Debtor or perfect the security interest of the Secured Party hereunder in any Collateral of such Debtor, such Debtor agrees not to file any termination statements, amendments, corrections or supplements relative to the UCC financing statements filed in connection with this Agreement without the prior written consent of the Secured Party.

      5.2 ADDITIONAL DEBTORS. From time to time subsequent to the date hereof, additional Guarantors and/or Issuers (as defined in the Indenture) may become additional Debtors pursuant to the terms of the Indenture, by executing a Supplement to Security Agreement, substantially in the form attached hereto as Exhibit A. Upon delivery of any such counterpart agreement to the Secured Party, notice of which is hereby waived by Debtors, (a) each additional Debtor shall be a Debtor and shall be as fully a party hereto as if additional Debtor were an original signatory hereto and (b) the supplemental schedules thereto shall be incorporated into and become a part of and supplement the respective schedules to this Agreement; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Supplement to Security Agreement. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of Secured Party not to cause any Subsidiary of the Company to become an additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

6.    ATTORNEY-IN-FACT

      6.1 POWER OF ATTORNEY. Each Debtor hereby irrevocably appoints the Secured Party (such appointment being coupled with an interest) as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, the Secured Party, from time to time in its discretion to take any action and to execute any instrument that it may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and the Intercreditor Agreement, including, without limitation, the following:

          (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Debtor pursuant to the Indenture;

          (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above subject in all respects to the rights of any lender under the Credit Agreement to receive, endorse and collect the same;

          (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

          (e) to prepare and file any UCC financing statements against such Debtor as debtor;

          (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Debtor as assignor;

          (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the

Collateral, the legality or validity thereof and the amounts necessary to discharge the same, any such payments made by the Secured Party to become obligations of such Debtor to the Secured Party, due and payable immediately without demand;

          (h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and such Debtor's expense, at any time or from time to time, all acts and things that the Secured Party deems reasonably necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do; and

          (i) upon the occurrence and during the continuance of any Event of Default, to enforce all Supporting Obligations with respect to any Collateral.

      6.2 NO DUTY ON THE PART OF SECURED PARTY. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.    REMEDIES

      7.1 GENERALLY.

          (a) If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

            (i) require any Debtor to, and each Debtor hereby agrees that it shall at its expense and promptly upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

            (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

            (iii) prior to the  disposition of the Collateral,  store,  process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate;

            (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable; and

          (b) The Secured Party may be a purchaser of any or all of the Collateral at any public or, to the extent permitted under the UCC, private sale in accordance with the UCC and the Secured Party, as Secured Party for and representative of the Holders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations of such Debtor as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. To the extent provided under the UCC or other applicable law, each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Debtor and Debtor hereby waives (to the extent permitted by applicable law) all rights of redemption stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted until payment in full of the Obligations. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Debtor of the time and place of any public or private sale shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and by notice to the Company, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Debtor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral of any Debtor are insufficient to pay all the Secured Obligations of such Debtor, such Debtor shall be liable for the deficiency and the fees of any attorneys employed by the Secured Party to collect such deficiency. Each Debtor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Debtor, and such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Secured Party hereunder.

          (c) The Secured Party may sell the Collateral following the occurrence and during the continuance of an Event of Default without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify, in its sole discretion, any warranties of title or the like as to any Collateral. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of any of the Collateral. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Leasing and licensing of Collateral by the Secured Party to third Persons are types of sales permitted hereunder.

          (d) If the Secured Party sells any of the Collateral of any Debtor on credit, the Secured Obligations of such Debtor will be credited only with payments actually made by the purchaser and received by the Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral.

          (e) The Secured Party shall have no obligation to marshal any of the Collateral.

          (f) All amounts and proceeds (including checks and other instruments) received by any Debtor in respect of amounts due to such Debtor in respect of the Collateral or any portion thereof following the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Debtor and shall be forthwith paid over or delivered (subject to the Intercreditor Agreement to the extent then in effect) to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.6 following the occurrence and during the continuance of an Event of Default. Upon demand from the Secured Party following the occurrence and during the continuance of an Event of Default, Debtors shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

      7.2 LOUISIANA REMEDIES. The Secured Party, instead of exercising the power of sale herein conferred upon it, may, following the occurrence and during the continuance of an Event of Default, proceed by a suit or suits to foreclose the security interest and sell the Collateral or any portion thereof under a judgment of a court or courts of competent jurisdiction. For purposes of Louisiana executory process procedures, each Debtor acknowledges its Secured Obligations and does hereby confess judgment in favor of the Secured Party for the full amount of such Secured Obligations. Each Debtor agrees that upon the occurrence of an Event of Default the Secured Party may cause the Collateral to be seized and sold under executory or ordinary process, at the Secured Party's sole option, without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels as the Secured Party may determine, to the highest bidder for cash, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. Each Debtor hereby waives in favor of the Secured Party: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above. In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, each Debtor and the Secured Party agree that the court issuing any such order shall, if petitioned for by the Secured Party, direct the applicable sheriff to appoint as a keeper of the Collateral, the Secured Party or any agent designated by the Secured Party or any person named by the Secured Party at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Secured Party shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $250.00 per day payable monthly on the first day of each month and shall be included as Secured Obligations secured by this Agreement. The designation of keeper made herein shall not be deemed to require the Secured Party to provoke the appointment of such a keeper. In addition to the normal recourse provisions noted above, the Secured Party will have to comply with the provisions of the Louisiana Administrative Code Title 42 Section 2501 et. seq. relating to holders of gaming licenses. These provisions provide for emergency situations, such as foreclosures by security interest holders. Louisiana Administrative Code Title 42 Section 2501 et. seq. delineates the process for obtaining emergency permission to take over and defines how to proceed with the Louisiana

Gaming Control Board. Additionally, in accordance with Louisiana Administrative Code Title 42 Section 2501 et. seq., any transfer of interest, including security interest, is subject to prior approval by the Louisiana State Racing Commission and the Louisiana Gaming Control Board.

      7.3 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all Proceeds received by the Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral of any Debtor shall be applied in full or in part by the Secured Party against the Secured Obligations of such Debtor in the order specified in
Section 6.10 of the Indenture.

      7.4 INVESTMENT RELATED PROPERTY. Each Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Debtor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Secured Party determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Debtor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Secured Party all such information as the Secured Party may reasonably request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. Notwithstanding any other provision of this Agreement to the contrary, with respect to any deposit accounts that constitute part of the Collateral, the Secured Party may only exercise remedies with respect to such deposit accounts at the earliest of (i) the date that an Event of Default shall be continuing for 180 consecutive days after the delivery of written notice to the Company of such Event of Default under the Indenture, (ii) the date on which a declaration of acceleration has been made under Section 6.2 of the Indenture or an Event of Default under Section 6.1(a)(xii) or (xiii) of the Indenture has occurred, and (iii) any other date to the extent permitted under the Intercreditor Agreement at any time the Intercreditor Agreement is in effect.

      7.5 INTELLECTUAL PROPERTY.

          (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

            (i) the Secured Party shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Debtor, the Secured Party or otherwise, in the Secured Party's sole discretion, to enforce any Intellectual Property, in which event such Debtor shall, at the request of the Secured Party, do any and all reasonable, lawful acts and execute any and all documents reasonably required by the Secured Party in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Secured Party as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Secured Party shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Debtor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the commercially material infringement of any of the material Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be reasonably necessary to prevent such infringement;

            (ii) upon reasonable written demand from the Secured Party, each Debtor shall grant, assign, convey or otherwise transfer to the Secured Party all of such Debtor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Secured Party such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

            (iii) each Debtor  agrees that such an assignment  and/or  recording shall be applied to reduce the Secured Obligations of such Debtor outstanding only to the extent that the Secured Party receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property of such Debtor;

            (iv) within five (5) Business Days after written notice from the Secured Party, each Debtor shall make available to the Secured Party, to the extent within such Debtor's power and authority, such personnel in such Debtor's employ on the date of such Event of Default as the Secured Party may reasonably designate, by name, title or job responsibility, to permit such Debtor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Debtor under or in connection with the Intellectual Property, such persons to be available to perform their prior functions on the Secured Party's behalf and to be compensated by the Secured Party at such Debtor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

            (v) the Secured Party shall have the right to notify, or require each Debtor to notify, any obligors with respect to amounts due or to become due to such Debtor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Secured Party, and, upon such notification and at the expense of such Debtor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Debtor might have done.

          (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Secured Party of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Debtor, the Secured Party shall promptly execute and deliver to such Debtor, at such Debtor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Debtor any such rights, title and interests as may have been assigned to the Secured Party as aforesaid, subject to any disposition thereof that may have been made by the Secured Party; provided, after giving effect to such reassignment, the Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of the Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Secured Party.

          (c) Solely for the purpose of enabling the Secured Party to exercise rights and remedies under this Section 7 following the occurrence and during the continuance of an Event of Default, each Debtor hereby grants to the Secured Party, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Debtor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any
Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located.

      7.6 CASH PROCEEDS. Cash Proceeds shall, following the occurrence and during the continuance of an Event of Default, be held by such Debtor in trust for the Secured Party, segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, unless otherwise provided pursuant to
Section 4.4, be turned over to the Secured Party in the exact form received by such Debtor (duly indorsed by such Debtor to the Secured Party, if required). Any Cash Proceeds received by the Secured Party (whether from a Debtor or otherwise), following the occurrence and during the continuance of an Event of Default, shall be applied by the Secured Party in accordance with Section 7.3.

      7.7 REGULATORY MATTERS. The Secured Party acknowledges and agrees that the approval of the applicable Gaming Authorities of this Agreement shall not act or be construed as the approval, either express or implied, for the Secured Party to take any actions or steps provided for in this Agreement for which prior approval of such Gaming Authority is required, without first obtaining such prior and separate approval to the extent then required by applicable law.

8.    CONTINUING SECURITY INTEREST; TRANSFER OF NOTES

          This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Debtor, its successors and assigns (except to the extent otherwise provided in the Indenture), and inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns.
Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Holder may assign or otherwise transfer any Note held by it to any other Person to the extent permitted under the Indenture, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Holders. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate hereunder and all rights to the Collateral granted hereunder shall revert to Debtors. Upon any such termination the Secured Party shall, at Debtors' expense, execute and deliver to Debtors such documents as Debtors shall reasonably request to evidence such termination.

9.    STANDARD OF CARE; SECURED PARTY MAY PERFORM

          The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise. If any Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by each Debtor under Section 11.2 hereof.

10.   INDEMNITY

          (a) Each Debtor agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's gross negligence or willful misconduct as finally and unappeallably determined by a court of competent jurisdiction, and to pay to the Secured Party promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Indenture.

          (b) The obligations of each Debtor in this Section 10 shall survive the termination of this Agreement and the discharge of such Debtor's other obligations under this Agreement and the Indenture.

11.   MISCELLANEOUS

      11.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Debtor or the Secured Party, shall be sent to such Person's address and in the manner as set forth in the Indenture.

      11.2 EXPENSES. Debtors agree to pay promptly all the actual and reasonable costs and expenses of preparation of the Indenture Documents and any consents, amendments, waivers or other modifications thereto; all the costs of furnishing all opinions by counsel for the Debtors; the reasonable fees, expenses and disbursements of counsel to Secured Party (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Indenture Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Debtors; all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Secured Party, for the benefit of the Holders, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Secured Party and of counsel providing any opinions that Secured Party may reasonably request in respect of the Collateral or the Liens created pursuant to the Indenture Documents; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Secured Party and its counsel) in connection with the custody or preservation of any of the Collateral; and after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), keeper's fees and costs of settlement, incurred by Secured Party in enforcing any Secured Obligations of or in collecting any payments due from any Debtor hereunder or under the other Indenture Documents by reason of an Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

      11.3 SUBROGATION. Each Debtor further agrees to waive any and all rights of subrogation it may have against any other Debtor upon the sale or disposition of all or any portion of the Collateral by Secured Party pursuant to the terms of this Agreement until all of the Secured Obligations have been paid in full, and following the payment in full of all Secured Obligations, the Secured Party agrees that, at such Debtor's reasonable request, the Secured Party will execute and deliver to such Debtor appropriate documents necessary to evidence the transfer by subrogation to such Debtor of an interest in the Secured Obligations resulting from such payment by such Debtor.

      11.4 DEBTOR WAIVERS. Each Debtor hereby waives to the fullest extent permitted by applicable law, for the benefit of Secured Party: (i) any right to require Secured Party, as a condition of payment or performance by such Debtor, to (A) proceed against any other Debtor or any other Person, (B) proceed against or exhaust any other security held from any other Debtor or any other Person,
(C) proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party attributable to any other Debtor or any other Person, or (D) pursue any other remedy in the power of Secured Party whatsoever, (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Debtor including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of any of the Indenture Documents or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Debtor from any cause other than indefeasible payment in full of the Secured Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Secured Party's errors or omissions in the administration of the Indenture Documents, except as a result of the gross negligence, bad faith or willful misconduct of the Secured Party, (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Debtor's obligations hereunder, (B) the benefit of any statute of limitations affecting such Debtor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Secured Party protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of dishonor and notices of any action or inaction, notices of default under the Indenture Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Indenture Documents or any agreement related thereto, notices of any extension of credit to any other Debtor and notices of any of the matters referred to in this paragraph and any right to consent to any thereof, and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

      11.5 AMENDMENTS AND WAIVERS

          (a) Secured Party's Consent. Subject to Section 11.5(b) and 11.5(c) and the terms of the Indenture, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Debtor therefrom, shall in any event be effective without the written concurrence of the Secured Party and, in the case of any such amendment or modification, by each of the Debtors; provided, that this Agreement may be modified by the execution of a Supplement to Security Agreement by (i) additional Guarantors and Issuers (as defined in the Indenture) to become parties hereto as Debtors in accordance with Section 5.2 this Agreement and (ii) existing Debtors pursuant to Section 4.1(b)(iii), 4.4(b)(i), 4.5(b)(i), 4.6(b) or 4.7(b), and each other Debtor hereby waives any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          (b) Other Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Debtor therefrom, shall amend, modify, terminate or waive any provision herein as the same applies to Secured Party without the consent of the Secured Party except as provided in accordance with the Indenture.

          (c) Waiver. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Debtor in any case shall entitle any Debtor to any other or further notice or demand in similar or other circumstances.

      11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Debtor shall, except as permitted under the Indenture, assign any right, duty or obligation hereunder. This Agreement is for the benefit of the Secured Party and for such other Person or Persons as may from time to time become or be Holders, and this Agreement shall be transferrable with the same force and effect and to the same extent as the Secured Obligations may be transferrable, and the Collateral shall secure any and all of the then existing and thereafter arising Secured Obligations in favor of such a transferee that has effectuated such transfer in accordance with the terms of the Indenture, with retroactive rank.

      11.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      11.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Debtor set forth in Sections 10 and 11.2 shall survive the payment of the Secured Obligations and the termination hereof.

      11.9 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder or under any other Indenture Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Indenture Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, each Debtor waives any right such Debtor may have to require the Secured Party and the Holders to pursue any third Person for any of the Secured Obligations.

      11.10 SEVERABILITY. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      11.11   HEADINGS.   Section   headings  herein  are  included  herein  for
convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      11.12 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      11.13 SUBMISSION TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY DEBTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER INDENTURE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DEBTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE DEBTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 11.1; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE DEBTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH DEBTOR.

      11.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      11.15 GAMING LAWS. The Secured Party acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Agreement with respect to the Collateral subject to the Gaming Laws.

          (a) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Secured Party in the exercise of its rights hereunder, then each Debtor agrees to use its commercially reasonable best efforts to secure such consent and to cooperate with the Secured Party in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, each Debtor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Secured Party may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if such Debtor fails or refuses to execute such documents, the Secured Party or the court with jurisdiction may execute such documents on behalf of such Debtor.

          (b) Notwithstanding any other provision of this Agreement to the contrary other than as set forth in Section 7.6, nothing in this Agreement shall
(i) effect any transfer of any ownership interest in a Debtor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to any certificate of suitability or any owner's license heretofore issued to any person, including any Debtor, under any of the Gaming Laws.

          (c) Debtors and Secured Party each acknowledge that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder are subject to the Louisiana horse racing and off-track betting statutes, La. R.S. 4:141 et seq. and 4:211 et seq., the Video Draw Poker Devices Control Law, La. R.S. 27:301 et seq., the Louisiana Pari-Mutuel Live Racing Facility Economic Redevelopment and Gaming Control Act (Slots at the Track), La. R.S. 27:351 et seq., the Louisiana Gaming Control Law, La. R.S. 27:1 et seq. and the regulations promulgated pursuant to such laws and statutes, all as amended from time to time. Debtors and Secured Party each further acknowledge that the Racing Licenses and the Gaming Licenses held by the Company are not part of the Collateral of this Agreement and that, under the above described legislation and rules promulgated thereunder, Secured Party may be precluded from or otherwise limited in taking possession of or selling the Collateral of this Agreement under the Defaults and Remedies provisions of this Agreement. Debtors and Secured Party each also acknowledge that due to various legal restrictions, including, without limitation, licensing of operators of pari-mutuel wagering facilities and prior approval of the sale or disposition of assets of a licensed pari-mutuel wagering operation, the sale of Collateral may be denied by Racing Authorities or Gaming Authorities or delayed pending Racing Authority or Gaming Authority action or approval.

      11.16 EFFECTIVENESS. Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Secured Party of written or telephonic notification of such execution and authorization of delivery thereof.

      11.17 ENTIRE AGREEMENT. This Agreement, the other Indenture Documents and the Intercreditor Agreement embody the entire agreement and understanding between the Debtors and the Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Indenture Documents and the Intercreditor Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

      11.18 THE MORTGAGES. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and leases, letting and licenses of, and contracts and agreements relating to real property or leases of real property and vessels registered with the U.S. Coast Guard, and the terms of this Agreement shall be controlling in the case of all other Collateral.

      11.19 INDENTURE CONTROLS. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

      11.20 TRUST INDENTURE ACT CONTROLS. If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act of 1939 as in effect on the date of this Agreement, the imposed duties shall control.

          IN WITNESS WHEREOF, each Debtor and the Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       DEBTORS:
                                       DIAMOND JO, LLC


                                       By: /s/M. BRENT STEVENS
                                          ----------------------------
                                           Name:  M. Brent Stevens
                                           Title: Chief Executive Officer


                                       THE OLD EVANGELINE DOWNS CAPITAL CORP.


                                       By: /s/M. BRENT STEVENS
                                          ----------------------------
                                           Name:  M. Brent Stevens
                                           Title: Chief Executive Officer


                                       OED ACQUISITION, LLC


                                       By: /s/M. BRENT STEVENS
                                          ----------------------------
                                           Name:  M. Brent Stevens
                                           Title: Chief Executive Officer


                                       PENINSULA GAMING CORPORATION


                                       By: /s/M. BRENT STEVENS
                                          ----------------------------
                                           Name:  M. Brent Stevens
                                           Title: Chief Executive Officer


                                       THE OLD EVANGELINE DOWNS, L.L.C.


                                       By: /s/M. BRENT STEVENS
                                          ----------------------------
                                           Name:  M. Brent Stevens
                                           Title: Chief Executive Officer

                                       SECURED PARTY:
                                       U.S. BANK NATIONAL ASSOCIATION, as
                                            Trustee, as Secured Party


                                       By: /s/FRANK P. LESLIE, II
                                          -------------------------------
                                            Name:  Frank P. Leslie, II
                                            Title: Vice President

                                                                       EXHIBIT A
                                                TO PLEDGE AND SECURITY AGREEMENT


                    FORM OF SUPPLEMENT TO SECURITY AGREEMENT

      This SUPPLEMENT TO SECURITY AGREEMENT, dated [________ __, 20__], is delivered by the undersigned in favor of U.S. Bank National Association, as Trustee (together with any successor Trustee pursuant to the terms of the Indenture, the "SECURED PARTY"), acting in the capacity of collateral agent for the benefit of itself and the Holders, pursuant to the Pledge and Security Agreement, dated as of April 16, 2004 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among Diamond Jo, LLC, a Delaware limited liability company ("DJL"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with DJL, the "ISSUERS"), OED Acquisition, LLC, a Delaware limited liability company ("OEDA"), Peninsula Gaming Corporation, a Delaware corporation ("PG CORP."), The Old Evangeline Downs, L.L.C., a Louisiana limited liability company ("OED"), and each additional Guarantor (as defined in the Indenture referred to therein) and Issuer (as defined in the Indenture) from time to time party thereto pursuant to
Section 5.2 thereof, and the Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

      The undersigned [hereby confirms, as of the date first written above, the grant to the Secured Party set forth in the Security Agreement](1) [does hereby grant to the Secured Party a security interest in, all of the undersigned's right, title and interest in and to all Collateral to secure the Secured Obligations of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located](2). The undersigned hereby further agrees, as of the date first written above, to [continue to] be bound by all of the terms and provisions of the Security Agreement, as supplemented by this Supplement to Security Agreement. The undersigned hereby makes all of the representations and warranties set forth in the Security Agreement, and hereby represents and warrants that the attached supplements to Schedules accurately and completely set forth all [additional] information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the schedules to the Security Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this Supplement to Security Agreement to be duly executed and delivered by its duly authorized officer.

                                         [NAME OF DEBTOR]


                                         By:_____________________________
                                             Name:
                                             Title:

ACCEPTED AND AGREED TO BY:
U.S. BANK NATIONAL ASSOCIATION,
     as Trustee, as Secured Party

By:_____________________________
     Name:
     Title:


-----------
(1) Use bracketed language for existing Debtor.
(2) Use bracketed language for new Debtor.

                                                                       EXHIBIT B
                                                TO PLEDGE AND SECURITY AGREEMENT


                 FORM OF CONTROL AGREEMENT (SECURITIES ACCOUNTS)

                      [ATTACH SECURITIES CONTROL AGREEMENT]

                                                                       EXHIBIT C
                                                TO PLEDGE AND SECURITY AGREEMENT


                  FORM OF CONTROL AGREEMENT (DEPOSIT ACCOUNTS)

                   [ATTACH DEPOSIT ACCOUNT CONTROL AGREEMENT]






                                      C-1